Exhibit 99.2 16920 West Commerce Drive, Goodyear, AZ Square Feet: 820,384 Tenant: Amazon.com Services, Inc. First Quarter 2020 Supplemental Operating and Financial Data 1 All amounts in this report are unaudited.

TABLE OF CONTENTS PAGE CORPORATE INFORMATION Company Profile 4 Investor Information 5 Equity Research Coverage 6 FINANCIALS Key Financial Data 8 Condensed Consolidated Balance Sheets 9 TABLE OF CONTENTS TABLE Condensed Consolidated Statements of Income 10 Debt Summary 11 Debt Maturity Schedule 12 Leverage Ratios and Coverage Ratios 13 Capital Expenditures Summary 14 Property Acquisitions and Dispositions Information Since 1/1/20 15 Calculation and Reconciliation of NOI and Cash Basis NOI 16 Reconciliation of NOI to Same Property NOI and Calculation of Same Property Cash Basis NOI 17 Calculation of EBITDA, EBITDAre and Adjusted EBITDAre 18 Calculation of FFO Attributable to Common Shareholders and Normalized FFO Attributable to Common Shareholders 19 PORTFOLIO INFORMATION Portfolio Summary by Property Type 21 Same Property Results of Operations by Property Type 22 Leasing Summary 24 Occupancy and Leasing Analysis by Property Type 25 Tenant Credit Characteristics 26 Tenants Representing 1% or More of Total Annualized Rental Revenues 27 Five Year Lease Expiration and Reset Schedule by Property Type 28 Portfolio Lease Expiration Schedule 29 NON-GAAP FINANCIAL MEASURES AND CERTAIN DEFINITIONS 30 WARNING CONCERNING FORWARD-LOOKING STATEMENTS 32 Please refer to the Non-GAAP Financial Measures and Certain Definitions for terms used throughout this document. 2

3800 Midlink Drive, Kalamazoo, MI Square Feet: 158,497 Tenant: General Mills Operations, LLC CORPORATE INFORMATION 3

COMPANY PROFILE

COMPANY PROFILE

The Company:

Industrial Logistics Properties Trust, or ILPT, we, our or us, is a real estate investment trust, or REIT, that owns and leases industrial and logistics properties throughout the United States. As of March 31, 2020, we owned 301 properties with approximately 43.8 million rentable square feet located in 31 states, including 226 buildings, leasable land parcels and easements with approximately 16.8 million rentable square feet that are primarily industrial lands located in Hawaii and including 12 mainland properties with approximately 9.2 million rentable square feet owned by a joint venture in which we own a 61% equity interest. ILPT is a component of 55 market indices and it comprises more than 1% of at least the following indices as of March 31, 2020: Momentum (JEFFMTUM), Invesco KBW Premium Yield Equity REIT ETF INAV Index (KBWYIV), Hartford Risk-Optimized Multifactor REIT TR Index (LROREX), and the Bloomberg Reit Industrial/Warehouse Index (BBREINDW).

Management:

ILPT is managed by The RMR Group LLC, or RMR LLC, the operating subsidiary of The RMR Group Inc. (Nasdaq: RMR). RMR is an alternative asset management company that was founded in 1986 to manage real estate companies and related businesses. RMR primarily provides management services to four publicly traded equity REITs and three real estate related operating businesses. In addition to managing ILPT, RMR manages Service Properties Trust, a REIT that owns a diverse portfolio of hotels and net lease service and necessity-based retail properties, Office Properties Income Trust, a REIT that owns properties primarily leased to single tenants and those with high credit quality characteristics such as government entities, and Diversified Healthcare Trust, a REIT that owns high-quality, private-pay healthcare properties like senior living communities, medical office and life science buildings and other healthcare related properties. RMR also provides management services to Five Star Senior Living Inc., a publicly traded operator of senior living communities, Sonesta International Hotels Corporation, a privately owned operator and franchisor of hotels and cruise boats, and TravelCenters of America Inc., a publicly traded operator and franchisor of travel centers along the U.S. Interstate Highway System, standalone truck service facilities and restaurants. RMR also advises the RMR Real Estate Income Fund, which is in the process of converting from a registered investment company to a publicly traded mortgage REIT, and Tremont Mortgage Trust, a publicly traded mortgage REIT, both of which will focus on originating and investing in floating rate first mortgage whole loans, secured by middle market and transitional commercial real estate, through wholly owned Securities and Exchange Commission, or SEC, registered investment advisory subsidiaries, as well as manages the RMR Office Property Fund LP, a private, open end core plus fund focused on the acquisition, ownership and leasing of a diverse portfolio of multi-tenant office properties throughout the U.S. As of March 31, 2020, RMR had $32.0 billion of real estate assets under management and the combined RMR managed companies had approximately $12 billion of annual revenues, over 2,100 properties and nearly 50,000 employees. We believe that being managed by RMR is a competitive advantage for ILPT because of RMR's depth of management and experience in the real estate industry. We also believe RMR provides management services to us at costs that are lower than we would have to pay for similar quality services if we were self managed.

Corporate Headquarters:

Two Newton Place
255 Washington Street, Suite 300
Newton, MA 02458-1634
(t) (617) 219-1460

Stock Exchange Listing:

Nasdaq

Trading Symbol:

Common Shares: ILPT

Key Data (as of and for the three months ended March 31, 2020):
(dollars and sq. ft. in 000s)

Total properties		301
Total sq. ft.		43,759
Percent leased		98.9%
Q1 2020 Rental income	$	64,278
Q1 2020 Net income	$	12,694
Q1 2020 Net income attributable to common shareholders	$	12,846
Q1 2020 Normalized FFO attributable to common shareholders	$	30,159

INDUSTRIAL LOGISTICS PROPERTIES TRUST

4

INVESTOR INFORMATION Board of Trustees Bruce M. Gans Lisa Harris Jones Joseph L. Morea Lead Independent Trustee Independent Trustee Independent Trustee Kevin C. Phelan Laura A. Wilkin Independent Trustee Independent Trustee INVESTOR INFORMATION INVESTOR John G. Murray Adam D. Portnoy Managing Trustee Chair of the Board & Managing Trustee Executive Officers John G. Murray Richard W. Siedel, Jr. Yael Duffy President and Chief Executive Officer Chief Financial Officer and Treasurer Vice President Contact Information Investor Relations Inquiries Industrial Logistics Properties Trust Investor and media inquiries should be directed to Two Newton Place Olivia Snyder, Manager, Investor Relations, 255 Washington Street, Suite 300 at (617) 219-1489 or osnyder@ilptreit.com. Newton, MA 02458-1634 (t) (617) 219-1460 Financial inquiries should be directed to Richard W. Siedel, Jr., (e-mail) info@ilptreit.com Chief Financial Officer and Treasurer, at (617) 219-1460 (website) www.ilptreit.com or rsiedel@ilptreit.com. 5

EQUITY RESEARCH COVERAGE B. Riley FBR JMP Securities Bryan Maher Aaron Hecht (646) 885-5423 (415) 835-3963 bmaher@brileyfbr.com ahecht@jmpsecurities.com BofA Securities RBC Capital Markets James Feldman Michael Carroll EQUITY RESEARCH COVERAGE EQUITY (646) 855-5808 (440) 715-2649 james.feldman@baml.com michael.carroll@rbccm.com ILPT is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding ILPT’s performance made by these analysts do not represent opinions, forecasts or predictions of ILPT or its management. ILPT does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts. 6

7000 West Post Road, Las Vegas, NV Square Feet: 95,953 Tenant: FedEx Ground Package System, Inc. FINANCIALS 7

KEY FINANCIAL DATA

KEY FINANCIAL DATA

(dollars in thousands, except per share data)

	As of and For the Three Months Ended				
	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019
Selected Balance Sheet Data:					
Total gross assets	$ 2,654,807	$ 2,586,369	$ 2,588,109	$ 2,538,080	$ 1,917,372
Total assets	$ 2,512,320	$ 2,454,901	$ 2,467,657	$ 2,428,592	$ 1,818,149
Total liabilities	$ 1,417,498	$ 1,459,211	$ 1,462,209	$ 1,412,840	$ 794,425
Total equity	$ 1,094,822	$ 995,690	$ 1,005,448	$ 1,015,752	$ 1,023,724
Selected Income Statement Data:					
Rental income	$ 64,278	$ 62,199	$ 60,958	$ 60,090	$ 45,987
Net income	$ 12,694	$ 11,674	$ 10,922	$ 13,116	$ 16,786
Net income attributable to common shareholders	$ 12,846	$ 11,674	$ 10,922	$ 13,116	$ 16,786
NOI	$ 50,286	$ 48,240	$ 47,551	$ 48,397	$ 37,036
Adjusted EBITDA*re*	$ 45,892	$ 44,564	$ 43,762	$ 44,153	$ 34,074
FFO attributable to common shareholders and Normalized FFO attributable to common shareholders	$ 30,159	$ 29,713	$ 28,490	$ 29,825	$ 26,397
Per Common Share Data (basic and diluted):					
Net income attributable to common shareholders	$ 0.20	$ 0.18	$ 0.17	$ 0.20	$ 0.26
FFO attributable to common shareholders and Normalized FFO attributable to common shareholders	$ 0.46	$ 0.46	$ 0.44	$ 0.46	$ 0.41
Dividends:					
Annualized dividends paid per share	$ 1.32	$ 1.32	$ 1.32	$ 1.32	$ 1.32
Annualized dividend yield (at end of period)	7.5%	5.9%	6.2%	6.3%	6.5%
Normalized FFO attributable to common shareholders payout ratio	71.7%	71.7%	75.0%	71.7%	80.5%

INDUSTRIAL LOGISTICS PROPERTIES TRUST

8

CONDENSED CONSOLIDATED BALANCE SHEETS (dollars in thousands, except per share data) March 31, December 31, 2020 2019 ASSETS Real estate properties: Land $ 759,009 $ 747,794 Buildings and improvements 1,643,913 1,588,170 Total real estate properties, gross 2,402,922 2,335,964 Accumulated depreciation (142,487) (131,468) Total real estate properties, net 2,260,435 2,204,496 Acquired real estate leases, net 137,226 138,596 Cash and cash equivalents 19,870 28,415 Restricted cash 11,302 6,135 Rents receivable, including straight line rents of $60,303 and $58,336, respectively 65,524 62,782 Deferred leasing costs, net 6,498 6,581 Debt issuance costs, net 2,584 2,954 Due from related persons 1,023 1,504 Other assets, net 7,858 3,438 Total assets $ 2,512,320 $ 2,454,901 LIABILITIES AND EQUITY Revolving credit facility $ 265,000 $ 310,000 Mortgage notes payable, net 1,096,824 1,096,608 Assumed real estate lease obligations, net 16,931 17,508 Accounts payable and other liabilities 18,623 16,475 Rents collected in advance 10,731 9,442 Security deposits 6,692 6,680 Due to related persons 2,697 2,498 Total liabilities 1,417,498 1,459,211 Commitments and contingencies CONDENSED CONSOLIDATED BALANCE SHEETS CONDENSED CONSOLIDATED Equity: Equity attributable to common shareholders: Common shares of beneficial interest, $.01 par value: 100,000,000 shares authorized; 65,185,677 and 65,180,628 shares issued and outstanding, respectively 652 652 Additional paid in capital 1,006,582 999,302 Cumulative net income 155,001 142,155 Cumulative common distributions (167,929) (146,419) Total equity attributable to common shareholders 994,306 995,690 Noncontrolling interest: Total equity attributable to noncontrolling interest 100,516 — Total equity 1,094,822 995,690 Total liabilities and equity $ 2,512,320 $ 2,454,901 9

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (amounts in thousands, except percentage data and per share data) Three Months Ended March 31, 2020 2019 Rental income $ 64,278 $ 45,987 Expenses: Real estate taxes 8,811 5,565 Other operating expenses 5,181 3,386 Depreciation and amortization 18,290 9,611 General and administrative 4,831 3,800 Total expenses 37,113 22,362 Interest income 111 361 Interest expense (including net amortization of debt issuance costs, premiums and discounts of $586 and $403, respectively) (14,519) (7,596) Income before income tax expense and equity in earnings of an investee 12,757 16,390 Income tax expense (63) (8) Equity in earnings of an investee — 404 Net income 12,694 16,786 Net loss attributable to noncontrolling interest 152 — Net income attributable to common shareholders $ 12,846 $ 16,786 Weighted average common shares outstanding - basic 65,075 65,032 Weighted average common shares outstanding - diluted 65,082 65,041 Per common share data (basic and diluted): Net income attributable to common shareholders $ 0.20 $ 0.26 CONDENSED CONSOLIDATED STATEMENTS OF INCOME STATEMENTS CONDENSED CONSOLIDATED Additional Data: General and administrative expenses / total assets (at end of period) 0.2% 0.2% Non-cash straight line rent adjustments included in rental income $ 1,967 $ 979 Lease value amortization included in rental income $ 200 $ 113 10

DEBT SUMMARY

DEBT SUMMARY

(dollars in thousands)

As of March 31, 2020:	Coupon Rate [(1)]	Interest Rate [(2)]	Principal Balance [(3)]	Maturity Date	Due at Maturity	Years to Maturity
Unsecured Floating Rate Debt:						
Revolving credit facility [(4)]	2.500%	2.500%	$ 265,000	12/29/2021	$ 265,000	1.7
Secured Fixed Rate Debt:						
One property in Virginia	3.990%	3.480%	48,750	11/1/2020	48,750	0.6
One property in Florida [(5)]	3.600%	4.220%	56,980	10/1/2023	56,980	3.5
186 properties in Hawaii	4.310%	4.310%	650,000	2/7/2029	650,000	8.9
11 U.S. Mainland Properties [(5)]	3.330%	3.330%	350,000	11/7/2029	350,000	9.6
Subtotal / weighted average secured fixed rate debt	3.949%	3.959%	1,105,730		1,105,730	8.5
Total / weighted average debt	3.669%	3.677%	$ 1,370,730		$ 1,370,730	7.2

(1) Reflects the interest rate stated in, or determined pursuant to, the contract terms.
(2) Includes the effect of mark to market accounting for our mortgage notes. Excludes upfront transaction costs.
(3) Principal balance excludes unamortized debt issuance costs, premiums and discounts related to these debts. Total debt outstanding as of March 31, 2020, including unamortized debt issuance costs, premiums and discounts totaling $8,906, was $1,361,824.
(4) We have a $750,000 revolving credit facility which has a maturity date of December 29, 2021. This revolving credit facility requires interest to be paid at a rate of LIBOR plus a premium and imposes a commitment fee. The interest rate premium is subject to adjustment based on changes to our leverage ratio. The commitment fee is based on the unused portion of our revolving credit facility and was 25 basis points per annum as of March 31, 2020. We have the option to extend the maturity date of our revolving credit facility for two, six month periods, subject to payment of extension fees and satisfaction of other conditions. Principal balance represents the amount outstanding under our revolving credit facility at March 31, 2020. Interest rate is as of March 31, 2020 and excludes the commitment fee. The maximum borrowing availability under our revolving credit facility may be increased to up to $1,500,000 in certain circumstances.
(5) The properties encumbered by these mortgages are owned by a joint venture in which we own a 61% equity interest.

INDUSTRIAL LOGISTICS PROPERTIES TRUST

11

DEBT MATURITY SCHEDULE (dollars in thousands) Scheduled Principal Payments as of March 31, 2020 Unsecured Secured Floating Fixed Year Rate Debt Rate Debt Total (1) 2020 $ — $ 48,750 $ 48,750 2021 265,000 (2) — 265,000 (3) DEBT MATURITY SCHEDULE DEBT MATURITY 2023 — 56,980 56,980 2029 — 1,000,000 (4) 1,000,000 Total $ 265,000 $ 1,105,730 $ 1,370,730 Percent 19.3% 80.7% 100.0% (1) Total debt outstanding as of March 31, 2020, including unamortized debt issuance costs, premiums and discounts totaling $8,906, was $1,361,824. (2) Represents the amount outstanding under our $750,000 revolving credit facility at March 31, 2020. This revolving credit facility requires interest to be paid at a rate of LIBOR plus a premium and imposes a commitment fee. The interest rate premium is subject to adjustment based on changes to our leverage ratio. The commitment fee is based on the unused portion of our revolving credit facility and was 25 basis points per annum as of March 31, 2020. We have the option to extend the maturity date of our revolving credit facility for two, six month periods, subject to payment of extension fees and satisfaction of other conditions. (3) The property encumbered by this mortgage is owned by a joint venture in which we own a 61% equity interest. (4) The properties encumbered by the $350,000 mortgage loan we obtained in October 2019 are owned by a joint venture in which we own a 61% equity interest. 12

LEVERAGE RATIOS AND COVERAGE RATIOS (dollars in thousands) As of and For the Three Months Ended 3/31/2020 12/31/2019 9/30/2019 6/30/2019 3/31/2019 Leverage Ratios: Net debt / total gross assets 50.9% 53.6% 53.4% 53.1% 38.2% Net debt / gross book value of real estate assets 51.8% 54.7% 54.6% 54.1% 40.1% Net debt / total market capitalization 53.7% 48.2% 49.5% 49.6% 35.5% Secured debt / total assets 44.0% 45.0% 30.6% 31.1% 38.4% Variable rate debt / net debt 19.6% 22.3% 47.0% 45.1% 6.8% Coverage Ratios: Net debt / annualized Adjusted EBITDAre 7.4x 7.9x 7.8x 7.6x 5.5x Adjusted EBITDAre / interest expense 3.2x 3.0x 3.0x 3.2x 4.5x LEVERAGE RATIOS AND COVERAGE RATIOS AND COVERAGE RATIOS LEVERAGE RATIOS 13

CAPITAL EXPENDITURES SUMMARY (dollars in thousands) For the Three Months Ended 3/31/2020 12/31/2019 9/30/2019 6/30/2019 3/31/2019 Tenant improvements $ 104 $ 24 $ 173 $ — $ — Leasing costs 189 822 322 238 156 Building improvements 1,237 2,227 1,093 1,834 59 Recurring capital expenditures 1,530 3,073 1,588 2,072 215 Development, redevelopment and other activities 1 5,105 5,208 2,553 160 Total capital expenditures $ 1,531 $ 8,178 $ 6,796 $ 4,625 $ 375 CAPITAL EXPENDITURES SUMMARY CAPITAL 14

PROPERTY ACQUISITIONS AND DISPOSITIONS INFORMATION SINCE 1/1/20 (dollars and sq. ft. in thousands, except per sq. ft. data) Acquisitions: Weighted Average Purchase Remaining Date Number of Purchase Price (1) / Cap Lease Term Percent Acquired Market Area Properties Sq. Ft. Price (1) Sq. Ft. Rate (2) in Years (3) Leased (4) Major Tenant February 2020 Goodyear, AZ 1 820 $ 71,481 $ 87 5.2% 5.8 100% Amazon.com Services, Inc. (1) Represents the gross purchase price, including assumed mortgage debt, if any, and excluding acquisition related costs and purchase price allocations. (2) Represents the ratio of (x) annual straight line rental income, excluding the impact of above and below market lease amortization, based on existing leases as of the date of acquisition, less estimated annual property operating expenses as of the date of acquisition, excluding depreciation and amortization expense, to (y) the acquisition purchase price, including the principal amount of any assumed debt and excluding acquisition related costs. (3) Average remaining lease term in years is weighted based on rental revenues as of the date acquired. (4) Percent leased is as of the date acquired. Dispositions: We have not disposed of any properties since January 1, 2020. PROPERTY ACQUISITIONS AND DISPOSITIONS INFORMATION SINCE 1/1/20 AND DISPOSITIONS INFORMATION ACQUISITIONS PROPERTY 15

CALCULATION AND RECONCILIATION OF NOI AND CASH BASIS NOI

CALCULATION AND RECONCILIATION OF NOI AND CASH BASIS NOI

(dollars in thousands)

	For the Three Months Ended				
	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019
Calculation of NOI and Cash Basis NOI:					
Rental income	$ 64,278	$ 62,199	$ 60,958	$ 60,090	$ 45,987
Real estate taxes	(8,811)	(8,721)	(8,586)	(7,495)	(5,565)
Other operating expenses	(5,181)	(5,238)	(4,821)	(4,198)	(3,386)
NOI	50,286	48,240	47,551	48,397	37,036
Non-cash straight line rent adjustments included in rental income	(1,967)	(385)	(979)	(2,002)	(979)
Lease value amortization included in rental income	(200)	(193)	(182)	(707)	(113)
Cash Basis NOI	$ 48,119	$ 47,662	$ 46,390	$ 45,688	$ 35,944
Reconciliation of Net Income to NOI and Cash Basis NOI:					
Net income	$ 12,694	$ 11,674	$ 10,922	$ 13,116	$ 16,786
Equity in earnings of an investee	—	(49)	(83)	(130)	(404)
Income tax expense	63	40	63	60	8
Income before income tax expense and equity in earnings of an investee	12,757	11,665	10,902	13,046	16,390
Interest expense	14,519	14,641	14,687	13,924	7,596
Interest income	(111)	(163)	(81)	(138)	(361)
General and administrative	4,831	4,058	4,475	4,856	3,800
Depreciation and amortization	18,290	18,039	17,568	16,709	9,611
NOI	50,286	48,240	47,551	48,397	37,036
Non-cash straight line rent adjustments included in rental income	(1,967)	(385)	(979)	(2,002)	(979)
Lease value amortization included in rental income	(200)	(193)	(182)	(707)	(113)
Cash Basis NOI	$ 48,119	$ 47,662	$ 46,390	$ 45,688	$ 35,944

INDUSTRIAL LOGISTICS PROPERTIES TRUST

16

RECONCILIATION OF NOI TO SAME PROPERTY NOI AND CALCULATION OF SAME PROPERTY CASH BASIS NOI (dollars in thousands) Three Months Ended March 31, CASH BASIS NOI 2020 2019 Reconciliation of NOI to Same Property NOI : Rental income $ 64,278 $ 45,987 Real estate taxes (8,811) (5,565) Other operating expenses (5,181) (3,386) NOI 50,286 37,036 Less: NOI of properties not included in same property results (15,096) (1,959) Same property NOI $ 35,190 $ 35,077 Calculation of Same Property Cash Basis NOI : Same property NOI $ 35,190 $ 35,077 Less: Non-cash straight line rent adjustments included in rental income (1,250) (903) Lease value amortization included in rental income (120) (113) Same property Cash Basis NOI $ 33,820 $ 34,061 17 RECONCILIATION OF NOI TO SAME PROPERTY NOI AND CALCULATION OF SAME PROPERTY AND CALCULATION NOI SAME PROPERTY OF NOI TO RECONCILIATION

re CALCULATION OF EBITDA, EBITDAre AND ADJUSTED EBITDAre (dollars in thousands) For the Three Months Ended 3/31/2020 12/31/2019 9/30/2019 6/30/2019 3/31/2019 Net income $ 12,694 $ 11,674 $ 10,922 $ 13,116 $ 16,786 Plus: interest expense 14,519 14,641 14,687 13,924 7,596 Plus: income tax expense 63 40 63 60 8 Plus: depreciation and amortization 18,290 18,039 17,568 16,709 9,611 EBITDA and EBITDAre 45,566 44,394 43,240 43,809 34,001 AND ADJUSTED EBITDA AND Plus: general and administrative expense paid in common shares (1) 326 170 522 344 73 re Adjusted EBITDAre $ 45,892 $ 44,564 $ 43,762 $ 44,153 $ 34,074 (1) Amounts represent equity based compensation to our trustees, our officers and certain other employees of RMR LLC. CALCULATION OF EBITDA, EBITDA CALCULATION 18

CALCULATION OF FFO ATTRIBUTABLE TO COMMON SHAREHOLDERS AND NORMALIZED FFO ATTRIBUTABLE TO COMMON SHAREHOLDERS (dollars and shares in thousands, except per share data) For the Three Months Ended 3/31/2020 12/31/2019 9/30/2019 6/30/2019 3/31/2019 Net income attributable to common shareholders $ 12,846 $ 11,674 $ 10,922 $ 13,116 $ 16,786 Depreciation and amortization 18,290 18,039 17,568 16,709 9,611 FFO adjustments attributable to noncontrolling interest (977) — — — — FFO attributable to common shareholders and Normalized FFO attributable to common shareholders $ 30,159 $ 29,713 $ 28,490 $ 29,825 $ 26,397 Weighted average common shares outstanding - basic 65,075 65,071 65,055 65,039 65,032 Weighted average common shares outstanding - diluted 65,082 65,074 65,060 65,043 65,041 ATTRIBUTABLE TO COMMON SHAREHOLDERS TO ATTRIBUTABLE Per Common Share Data (basic and diluted): Net income attributable to common shareholders $ 0.20 $ 0.18 $ 0.17 $ 0.20 $ 0.26 FFO attributable to common shareholders and Normalized FFO attributable to common shareholders $ 0.46 $ 0.46 $ 0.44 $ 0.46 $ 0.41 19 CALCULATION OF FFO ATTRIBUTABLE TO COMMON SHAREHOLDERS AND NORMALIZED FFO COMMON SHAREHOLDERS TO ATTRIBUTABLE OF FFO CALCULATION

309 Dulty's Lane, Burlington, NJ Square Feet: 633,836 Tenant: BJ's Wholesale Club, Inc. PORTFOLIO INFORMATION 20

PORTFOLIO SUMMARY BY PROPERTY TYPE (dollars and sq. ft. in thousands) As of and For the Three Months Ended March 31, 2020 Mainland Hawaii Key Statistic Properties Properties Total Leasable properties 75 226 (1) 301 Percent of total 24.9% 75.1% 100.0% Total square feet 27,003 16,756 43,759 Percent of total 61.7% 38.3% 100.0% Leased square feet 26,944 16,329 43,273 Percent leased 99.8% 97.5% 98.9% Rental income $ 37,882 $ 26,396 $ 64,278 Percent of total 58.9% 41.1% 100.0% NOI $ 30,769 $ 19,517 $ 50,286 PORTFOLIO SUMMARY BY PROPERTY TYPE PROPERTY BY PORTFOLIO SUMMARY Percent of total 61.2% 38.8% 100.0% Cash Basis NOI $ 29,736 $ 18,383 $ 48,119 Percent of total 61.8% 38.2% 100.0% (1) Includes buildings, leasable land parcels and easements which are primarily industrial lands located in Hawaii. 21

SAME PROPERTY RESULTS OF OPERATIONS BY PROPERTY TYPE (dollars and sq. ft. in thousands) As of and For the Three Months Ended 3/31/2020 3/31/2019 Leasable Properties: Mainland Properties 44 44 Hawaii Properties 226 226 Total 270 270 Square Feet (1): Mainland Properties 12,895 12,701 Hawaii Properties 16,756 16,834 Total 29,651 29,535 Percent Leased (2): Mainland Properties 100.0% 100.0% Hawaii Properties 97.5% 98.7% Total 98.6% 99.3% Rental income Mainland Properties $ 18,392 $ 18,075 Hawaii Properties 26,396 25,427 Total $ 44,788 $ 43,502 (1) Subject to modest adjustments when space is remeasured or reconfigured for new tenants and when land leases are converted to building leases. SAME PROPERTY RESULTS OF OPERATIONS BY PROPERTY TYPE PROPERTY BY OF OPERATIONS RESULTS SAME PROPERTY (2) Includes (i) space being fitted out for occupancy pursuant to existing leases, if any, and (ii) space which is leased but is not occupied or is being offered for sublease by tenants, if any. 22

SAME PROPERTY RESULTS OF OPERATIONS BY PROPERTY TYPE (CONTINUED) (dollars in thousands) As of and For the Three Months Ended 3/31/2020 3/31/2019 NOI: Mainland Properties $ 15,673 $ 15,468 Hawaii Properties 19,517 19,609 Total $ 35,190 $ 35,077 Cash Basis NOI: Mainland Properties $ 15,437 $ 14,937 Hawaii Properties 18,383 19,124 Total $ 33,820 $ 34,061 NOI % Change: Mainland Properties 1.3% Hawaii Properties -0.5% Total 0.3% Cash Basis NOI % Change: Mainland Properties 3.3% Hawaii Properties -3.9% Total -0.7% SAME PROPERTY RESULTS OF OPERATIONS BY PROPERTY TYPE (CONTINUED) PROPERTY BY OF OPERATIONS RESULTS SAME PROPERTY 23

LEASING SUMMARY

LEASING SUMMARY

(dollars and sq. ft. in thousands, except per sq. ft. data)

	As of and For the Three Months Ended				
	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019
Leasable buildings (1)	301	300	300	298	277
Total sq. ft. (2)	43,759	42,939	42,745	42,353	33,243
Square feet leased	43,273	42,630	42,531	42,066	33,029
Percentage leased	98.9%	99.3%	99.5%	99.3%	99.4%
Leasing Activity (Sq. Ft.):					
New leases	36	161	73	216	—
Renewals	13	1,151	26	143	271
Rent resets	42	105	—	—	483
Total	91	1,417	99	359	754
% Change in GAAP Rent:					
New leases	6.7%	34.2%	13.7%	35.6%	—%
Renewals	27.4%	12.4%	11.4%	16.8%	15.8%
Rent resets	28.6%	39.9%	—%	—%	28.0%
Weighted average (by square feet)	19.0%	16.9%	13.4%	27.5%	22.9%
Leasing Costs and Concession Commitments (3):					
New leases	$ 458	$ 158	$ 708	$ 372	$ —
Renewals	—	1,142	—	100	88
Total	$ 458	$ 1,300	$ 708	$ 472	$ 88
Leasing Costs and Concession Commitments per Sq. Ft. (4):					
New leases	$ 12.61	$ 0.98	$ 9.70	$ 1.72	$ —
Renewals	$ —	$ 0.99	$ —	$ 0.70	$ 0.32
Total	$ 9.21	$ 0.99	$ 7.15	$ 1.30	$ 0.32
Weighted Average Lease Term by Sq. Ft. (Years):					
New leases	19.4	17.4	20.0	10.6	—
Renewals	11.9	7.2	5.2	11.5	9.4
Total	17.4	8.5	16.1	11.0	9.4
Leasing Costs and Concession Commitments per Sq. Ft. per Year (3) (4):					
New leases	$ 0.65	$ 0.06	$ 0.48	$ 0.16	$ —
Renewals	$ —	$ 0.14	$ —	$ 0.06	$ 0.03
Total	$ 0.53	$ 0.12	$ 0.44	$ 0.12	$ 0.03

(1) Includes 226 buildings, leasable land parcels and easements with approximately 16,756 square feet which are primarily industrial lands located in Hawaii and includes 12 mainland properties with approximately 9,227 rentable square feet owned by a joint venture in which we own a 61% equity interest.
(2) Subject to modest adjustments when space is remeasured or reconfigured for new tenants and when land leases are converted to building leases.
(3) Includes commitments made for leasing expenditures and concessions, such as tenant improvements, leasing commissions, tenant reimbursements and free rent.
(4) Amounts are per square foot per year for the weighted average lease term by leased square feet.

The above leasing summary is based on leases entered into during the periods indicated.

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OCCUPANCY AND LEASING ANALYSIS BY PROPERTY TYPE (sq. ft. in thousands) Total Sq. Ft. (1) Sq. Ft. Leases Executed During As of the Three Months Ended 3/31/2020 Property Type 3/31/2020 New Renewals Total Mainland Properties 27,003 — — — Hawaii Properties 16,756 36 13 49 Total 43,759 36 13 49 Sq. Ft. Leased As of 12/31/2019 New and Acquisitions / As of 3/31/2020 Property Type 12/31/2019 % Leased (2) Expired Renewals (Sales) 3/31/2020 % Leased Mainland Properties 26,183 100.0% (59) — 820 26,944 99.8% Hawaii Properties 16,447 98.2% (167) 49 — 16,329 97.5% Total 42,630 99.3% (226) 49 820 43,273 98.9% OCCUPANCY AND LEASING ANALYSIS BY PROPERTY TYPE PROPERTY BY ANALYSIS AND LEASING OCCUPANCY (1) Subject to modest adjustments when space is remeasured or reconfigured for new tenants and when land leases are converted to building leases. (2) Excludes effects of space remeasurements during the period, if any. Percent leased includes (i) space being fitted out for occupancy, if any, and (ii) space which is leased but is not occupied or is being offered for sublease by tenants, if any. 25

TENANT CREDIT CHARACTERISTICS As of March 31, 2020 % of Annualized Rental Revenues Mainland Tenant Credit Characteristics Properties Consolidated Investment grade rated 41.3% 30.1% Subsidiaries of investment grade rated parent entities 21.1% 13.6% Other leased Hawaii lands —% 30.4% Subtotal investment grade rated, subsidiaries of 62.4% 74.1% investment grade rated parent entities and other leased Hawaii lands Other unrated or non-investment grade 37.6% 25.9% 100.0% 100.0% Mainland Properties Consolidated Properties TENANT CREDIT CHARACTERISTICS % of Annualized Rental Revenues % of Annualized Rental Revenues Subsidiaries of investment Other unrated or Other unrated or non- grade rated non-investment investment grade: 37.6% parent grade: 25.9% Investment grade entities: rated: 30.1% 21.1% Other leased Hawaii Investment grade rated: lands: 30.4% 41.3% Subsidiaries of investment grade rated parent entities: 13.6% 26

TENANTS REPRESENTING 1% OR MORE OF TOTAL ANNUALIZED RENTAL REVENUES

TENANTS REPRESENTING 1% OR MORE OF TOTAL ANNUALIZED RENTAL REVENUES

As of March 31, 2020

(sq. ft. in thousands)

	Tenant	States	No. of Properties	Rented Sq. Ft. (1)	% of Total Rented Sq. Ft. (1)	% of Total Annualized Rental Revenues
1	Amazon.com Services, Inc.	AZ, FL, IN, SC, TN, VA	7	6,939	16.0%	16.1%
2	Federal Express Corporation / FedEx Ground Package System, Inc.	AR, CO, HI, IA, ID, IL, MN, MO, NC, ND, NV, OH, OK, UT	17	952	2.2%	3.7%
3	The Procter & Gamble Distributing LLC	OH	1	1,791	4.1%	3.7%
4	Restoration Hardware, Inc.	MD	1	1,195	2.8%	2.4%
5	American Tire Distributors, Inc.	CO, LA, NE, NY, OH	5	722	1.7%	2.1%
6	UPS Supply Chain Solutions Inc.	NH	1	614	1.4%	1.9%
7	Par Hawaii Refining, LLC	HI	3	3,148	7.3%	1.9%
8	Servco Pacific Inc.	HI	4	537	1.2%	1.8%
9	SKF USA Inc.	MO	1	431	1.0%	1.7%
10	EF Transit, Inc.	IN	1	535	1.2%	1.6%
11	Subaru of America, Inc.	IN	1	963	2.2%	1.4%
12	BJ's Wholesale Club, Inc.	NJ	1	634	1.5%	1.4%
13	Shurtech Brands, LLC	OH	1	645	1.5%	1.4%
14	Safeway Inc.	HI	2	146	0.3%	1.3%
15	Manheim Remarketing, Inc.	HI	1	338	0.8%	1.2%
16	The Toro Company	IA	1	644	1.5%	1.2%
17	Exel Inc.	SC	1	945	2.2%	1.2%
18	Trex Company, Inc.	NV, VA	2	646	1.5%	1.2%
19	Avnet, Inc.	OH	1	581	1.3%	1.2%
20	A.L. Kilgo Company, Inc.	HI	5	310	0.7%	1.2%
21	Cummins Inc.	KY	1	604	1.4%	1.2%
22	Warehouse Rentals Inc.	HI	5	278	0.6%	1.0%
23	Whirlpool Corporation	IN	1	805	1.9%	1.0%
24	Coca-Cola Bottling of Hawaii, LLC	HI	4	351	0.8%	1.0%
	Total		68	24,754	57.1%	53.8%

(1) Rented square feet is pursuant to existing leases as of March 31, 2020 and includes (i) space being fitted out for occupancy, if any, and (ii) space which is leased but is not occupied or is being offered for sublease by tenants, if any.

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FIVE YEAR LEASE EXPIRATION AND RESET SCHEDULE BY PROPERTY TYPE

FIVE YEAR LEASE EXPIRATION AND RESET SCHEDULE BY PROPERTY TYPE

As of March 31, 2020

(dollars and sq. ft. in thousands)

	Total	2020	2021	2022	2023	2024	2025 and Thereafter
Mainland Properties Expirations:							
Total sq. ft.	27,003						
Leased sq. ft. (1)	26,944	—	2,487	399	2,230	7,486	14,342
Percent		—%	9.2%	1.5%	8.3%	27.8%	53.2%
Annualized rental revenues	$ 152,448	$ —	$ 12,987	$ 3,230	$ 14,076	$ 38,068	$ 84,087
Percent		—%	8.5%	2.1%	9.2%	25.0%	55.2%
Hawaii Properties Expirations:							
Total sq. ft.	16,756						
Leased sq. ft. (1)	16,329	110	203	2,417	306	2,791	10,502
Percent		0.7%	1.2%	14.8%	1.9%	17.1%	64.3%
Annualized rental revenues	$ 101,976	$ 1,052	$ 2,062	$ 17,803	$ 2,224	$ 5,504	$ 73,331
Percent		1.0%	2.0%	17.5%	2.2%	5.4%	71.9%
Total Expirations:							
Total sq. ft.	43,759						
Leased sq. ft. (1)	43,273	110	2,690	2,816	2,536	10,277	24,844
Percent		0.3%	6.2%	6.5%	5.9%	23.7%	57.4%
Annualized rental revenues	$ 254,424	$ 1,052	$ 15,049	$ 21,033	$ 16,300	$ 43,572	$ 157,418
Percent		0.4%	5.9%	8.3%	6.4%	17.1%	61.9%
Next Scheduled Rent Resets							
Reset sq. ft.	4,803	1,601 (3)	377	467	370	294	1,694
Percent (2)		9.8%	2.3%	2.9%	2.3%	1.8%	10.4%
Annualized rental revenues	$ 30,085	$ 4,582 (3)	$ 2,610	$ 3,857	$ 2,094	$ 2,100	$ 14,842
Percent (2)		4.5%	2.6%	3.8%	2.1%	2.1%	14.6%

(1) Leased square feet is pursuant to existing leases as of March 31, 2020, and includes (i) space being fitted out for occupancy, if any, and (ii) space which is leased but is not occupied, or is being offered for sublease by tenants, if any.

(2) Percent based on Hawaii Properties leased square feet and Hawaii Properties annualized rental revenues for Hawaii Properties.

(3) Includes leases subject to reset in prior periods that remain under negotiation or subject to arbitration proceedings to determine the reset amounts. The annualized rental revenues amount listed in the table for these leases do not include any adjustment for the future reset amounts, if any.

INDUSTRIAL LOGISTICS PROPERTIES TRUST

28

PORTFOLIO LEASE EXPIRATION SCHEDULE As of March 31, 2020 (dollars and sq. ft. in thousands) Cumulative % of Total Cumulative % % of Total % of Total Rented Rented of Total Rented Annualized Annualized Annualized Number of Square Feet Square Feet Square Feet Rental Revenues Rental Revenues Rental Revenues Period / Year Tenants Expiring (1) Expiring (1) Expiring (1) Expiring Expiring Expiring 4/1/2020-12/31/2020 11 110 0.3% 0.3% $ 1,052 0.4% 0.4% 2021 28 2,690 6.2% 6.5% 15,049 5.9% 6.3% 2022 64 2,816 6.5% 13.0% 21,033 8.3% 14.6% 2023 28 2,536 5.9% 18.9% 16,300 6.4% 21.0% 2024 30 10,277 23.7% 42.6% 43,572 17.1% 38.1% 2025 15 2,648 6.1% 48.7% 14,777 5.8% 43.9% 2026 4 951 2.2% 50.9% 6,448 2.5% 46.4% 2027 10 5,647 13.0% 63.9% 28,443 11.2% 57.6% 2028 21 2,921 6.8% 70.7% 20,256 8.0% 65.6% 2029 9 2,715 6.3% 77.0% 15,004 5.9% 71.5% PORTFOLIO LEASE EXPIRATION SCHEDULE PORTFOLIO LEASE EXPIRATION Thereafter 81 9,962 23.0% 100.0% 72,490 28.5% 100.0% Total 301 43,273 100.0% $ 254,424 100.0% Weighted average remaining lease term (in years) 8.3 9.3 (1) Rented square feet is pursuant to existing leases as of March 31, 2020, and includes (i) space being fitted out for occupancy, if any, and (ii) space which is leased but is not occupied or is being offered for sublease by tenants, if any. 29

NON-GAAP FINANCIAL MEASURES AND CERTAIN DEFINITIONS Non-GAAP Financial Measures: We present certain “non-GAAP financial measures” within the meaning of applicable SEC rules, including FFO attributable to common shareholders, Normalized FFO attributable to common shareholders, EBITDA, EBITDAre, Adjusted EBITDAre, NOI and Cash Basis NOI. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income or net income attributable to common shareholders as indicators of our operating performance or as measures of our liquidity. These measures should be considered in conjunction with net income and net income attributable to common shareholders as presented in our condensed consolidated statements of income. We consider these non- GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income and net income attributable to common shareholders. We believe these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of our operating performance between periods and with other REITs and, in the case of NOI and Cash Basis NOI, reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations of our properties. NOI and Cash Basis NOI: The calculations of net operating income, or NOI, and Cash Basis NOI exclude certain components of net income in order to provide results that are more closely related to our property level results of operations. We calculate NOI and Cash Basis NOI as shown on pages 16 and 17. We define NOI as income from our rental of real estate less our property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that we record as depreciation and amortization expense. We define Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization and lease termination fees, if any. We use NOI and Cash Basis NOI to evaluate individual and company-wide property level performance. Other real estate companies and REITs may calculate NOI and Cash Basis NOI differently than we do. EBITDA, EBITDAre and Adjusted EBITDAre: We calculate earnings before interest, taxes, depreciation and amortization, or EBITDA, EBITDA for real estate, or EBITDAre, and Adjusted EBITDAre as shown on page 18. EBITDAre is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is EBITDA, excluding gains and losses on the sale of real estate, loss on impairment of real estate assets, if any, as well as certain other adjustments currently not applicable to us. In calculating Adjusted EBITDAre, we adjust for the items shown on page 18 and include business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of our core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. Other real estate companies and REITs may calculate EBITDA, EBITDAre and Adjusted EBITDAre differently than we do. FFO and Normalized FFO Attributable to Common Shareholders: We calculate funds from operations, or FFO, attributable to common shareholders, and Normalized FFO attributable to common shareholders as shown on page 19. FFO attributable to common shareholders is calculated on the basis defined by Nareit, which is net income attributable to common shareholders, calculated in accordance with GAAP, plus real estate depreciation and amortization and minus FFO adjustments attributable to noncontrolling interest, as well as certain other adjustments currently not applicable to us. In calculating Normalized FFO attributable to common shareholders, we adjust for the items shown on page 19, if any, and include business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as an expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of our core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. FFO attributable to common shareholders and Normalized FFO attributable to common shareholders are among the factors considered by our Board of Trustees when determining the amount of distributions to our shareholders. Other factors include, but are not limited to, requirements to maintain our qualification for taxation as a REIT, limitations in our credit agreement, the availability to us of debt and equity capital, our distribution NON-GAAP FINANCIAL MEASURES AND CERTAIN DEFINITIONS AND CERTAIN MEASURES FINANCIAL NON-GAAP rate as a percentage of the trading price of our common shares, or dividend yield, and our dividend yield compared to the dividend yields of other industrial REITs, our expectation of our future capital requirements and operating performance and our expected needs for and availability of cash to pay our obligations. Other real estate companies and REITs may calculate FFO attributable to common shareholders and Normalized FFO attributable to common shareholders differently than we do. 30

NON-GAAP FINANCIAL MEASURES AND CERTAIN DEFINITIONS (CONTINUED) Annualized dividend yield - Annualized dividend yield is the annualized dividend paid during the applicable period divided by the closing price of our common shares at the end of the relevant period. Annualized rental revenues - Annualized rental revenues is the annualized contractual rents, as of March 31, 2020, including straight line rent adjustments and excluding lease value (CONTINUED) amortization, adjusted for tenant concessions including free rent and amounts reimbursed to tenants, plus estimated recurring expense reimbursements from tenants. Building improvements - Building improvements generally include (i) expenditures to replace obsolete building components and (ii) expenditures that extend the useful life of existing assets. Development, redevelopment and other activities - Development, redevelopment and other activities generally include capital expenditures projects that (i) reposition a property or (ii) result in new sources of revenue. Gross book value of real estate assets - Gross book value of real estate assets is real estate assets at cost, plus certain acquisition related costs, if any, before depreciation and purchase price allocations, less impairment writedowns, if any. Leasing costs - Leasing costs include leasing related costs, such as brokerage commissions and tenant inducements. Net debt - Net debt is total debt less cash. Percent change in GAAP rent - Percent change in GAAP rent is the percent change from prior rents charged for same space. Rents include estimated recurring expense reimbursements and exclude lease value amortization. References in this report to "same space" represent same land area and building area (with leasing rates for vacant space based upon the most recent rental rate for the same space). Same property - For the three months ended March 31, 2020 and 2019, same property NOI and Cash Basis NOI are based on properties that we owned as of March 31, 2020 and that we owned continuously since January 1, 2019, including properties owned by consolidated joint ventures, if any. Tenant improvements - Tenant improvements include capital expenditures used to improve tenants' space or amounts paid directly to tenants to improve their space. Total gross assets - Total gross assets is total assets plus accumulated depreciation. Total market capitalization - Total market capitalization is total debt plus the market value of our common shares at the end of the applicable period. NON-GAAP FINANCIAL MEASURES AND CERTAIN DEFINITIONS AND CERTAIN MEASURES FINANCIAL NON-GAAP 31

WARNING CONCERNING FORWARD-LOOKING STATEMENTS This supplemental operating and financial data may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Whenever we use words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions, we are making forward-looking statements. These forward-looking statements are based upon our present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by our forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. The information contained in our filings with the SEC, including under “Risk Factors” in our periodic reports, or incorporated therein, identifies important factors that could cause our actual results to differ materially from those stated in or implied by our forward-looking statements. Our filings with the SEC are available on the SEC's website at www.sec.gov. You should not place undue reliance upon forward-looking statements. Except as required by law, we do not intend to update or change any forward- looking statements as a result of new information, future events or otherwise. WARNING CONCERNING FORWARD-LOOKING STATEMENTS CONCERNING FORWARD-LOOKING WARNING 32